Exhibit 10.1

April 26, 2010

Michael G. Kaplitt, M.D., Ph.D.
Department of Neurosurgery
Weill Medical College of Cornell University
525 E. 68th Street
New York, NY 10021

Dear Dr. Kaplitt:

This letter (the “Amendment”) amends that certain Amended and Restated Consulting Agreement, dated as of April 25, 2005, by and between you and Neurologix Research, Inc., the predecessor by merger to Neurologix, Inc. (the “Company”), the terms of which were subsequently amended by resolution of the Company’s Board of Directors on September 14, 2006 to increase the annual compensation payable thereunder to $175,000. References in this Amendment to the “Consulting Agreement” set forth in this Amendment shall mean the Amended and Restated Consulting Agreement, as amended in September, 2006. Capitalized terms used herein, but not otherwise defined, shall have the meanings set forth in the Consulting Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.	Section 4 of the Consulting Agreement is hereby amended and restated to read as follows:

4. Term. The term of this Agreement shall commence on the Effective Date and shall continue until April 30, 2011.

2.
Except as amended by this Amendment, all of your and the Company’s respective rights and obligations under the Consulting Agreement and the related Confidentiality, Proprietary Information and Inventions Agreement, dated as of October 1, 1999, between you and Neurologix Research, Inc., shall be deemed preserved by this Amendment, without modification or reduction. After the date of this Amendment any reference to the Consulting Agreement shall mean the Consulting Agreement as further modified and amended hereby.

3.	This Amendment shall be governed by, and construed pursuant to, the laws of the State of New York applicable to agreements made and to be performed wholly within such State.

4.
This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed by the delivery of facsimile or pdf copies of the signatures of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Very truly yours,

NEUROLOGIX, INC.

By: /s/ Clark A. Johnson
Clark A. Johnson
President and Chief Executive Officer

By: /s/ Marc Panoff
Marc Panoff
Chief Financial Officer, Secretary and Treasurer

ACCEPTED AND AGREED:

/s/ Michael G. Kaplitt
Michael G. Kaplitt, M.D., Ph.D.